Exhibit 99.1

Benjamin D. Goldman
237 South Eighteenth Street • 7B1
Philadelphia, Pennsylvania 19103

March 16, 2009

Ted Eckenhoff, Chairman of the Board of Directors
c/o Sterling Bank
3100 Route 38 & Ark Road
Mount Laurel, NJ 08054

Dear Ted,

It is with regret that I submit my resignation from the Board of Directors of Sterling Bank.  While I have enjoyed my years on the Board, I have been continuously frustrated at the intransigent attitude to consider alternatives to the future, namely a sale of the Bank.  I will continue to be supportive of the Bank in any way I can and I wish you and my fellow Board members the best of luck in the future.

Respectfully,

/s/ Benjamin D. Goldman

Benjamin D. Goldman

cc:           Robert King, President Sterling Bank